Exhibit 10.50

Execution Version

AMENDED AND RESTATED SUBORDINATION AGREEMENT

(Senior Subordinated Notes)

THIS AMENDED AND RESTATED SUBORDINATION AGREEMENT (as the same may be amended, supplemented, restated or otherwise modified from time to time, this “Agreement”), dated as of November 9, 2011, is among THE PRINCETON REVIEW, INC., a Delaware corporation (“Borrower”), TEST SERVICES, INC., a Colorado corporation (“Test Services”), PRINCETON REVIEW OPERATIONS, L.L.C., a Delaware limited liability company (“Princeton Operations”), THE PRINCETON REVIEW OF ORANGE COUNTY, LLC, a Delaware limited liability company (“Princeton Orange County”), PENN FOSTER, INC., a Pennsylvania corporation (“Penn Foster” and together with The Princeton Review, Inc., each individually a “Borrower” and collectively, the “Borrowers”), PENN FOSTER EDUCATION GROUP, INC., a Delaware corporation (“PF Group”; and together with Borrowers, Test Services, Princeton Operations, and Princeton Orange County, and each other Person who hereafter becomes an “Obligor” hereunder by execution of a joinder hereto substantially in the form of Annex II, each individually an “Obligor” and collectively, the “Obligors”), the undersigned holders of Subordinated Indebtedness (as hereinafter defined), (each such holder, together with its successors and assigns, individually, a “Subordinated Creditor” and collectively, the “Subordinated Creditors”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, in its capacity as agent (including any successor agent, the “Senior Agent”) for the Lenders (as hereinafter defined).

R E C I T A L S

A. Senior Agent, Subordinated Creditors and Obligors are parties to a certain Subordination Agreement, dated as of December 7, 2009, as amended by that certain Amendment No. 1 to Subordination Agreement, dated as of August 6, 2010 (as so amended and restated and as may be further amended, supplemented, restated or otherwise modified from time to time as permitted hereunder, the “Original Subordination Agreement”), pursuant to which, among other things, the Subordinated Creditors have agreed, subject to the terms and conditions set forth therein, to subordinate their loans and other obligations owing by the Obligors to the loans and other obligations owing to the Senior Agent and the Lenders.

B. Borrowers, each other “Loan Party” party thereto, Senior Agent and Lenders have entered into a Credit Agreement of December 7, 2009, as amended and restated by that certain Amended and Restated Credit Agreement dated as of August 6, 2010, as further amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of March 9, 2011 and that certain Second Amendment to Amended and Restated Credit Agreement (the “Second Amendment”) dated as of the date hereof (as so amended and restated and as may be further amended, supplemented, restated or otherwise modified from time to time as permitted hereunder, the “Credit Agreement”), pursuant to which, among other things, Lenders have agreed, subject to the terms and conditions set forth in the Credit Agreement, to make certain loans and financial accommodations to the Borrowers.

C. Pursuant to that certain Guaranty and Security Agreement dated as of December 7, 2009, as amended and restated by that certain Amended and Restated Guaranty and Security Agreement dated as of August 6, 2010 entered into by and among each “Grantor” party thereto and the Senior Agent (as the same may be reaffirmed, amended, supplemented, restated or otherwise modified from time to time as permitted hereunder, the “Guaranty” and, collectively with the Credit Agreement and the other agreements, documents and instruments executed from time to time in connection therewith, as any of the same may be amended, supplemented, restated or otherwise modified from time to time as permitted hereunder, the “Loan Documents”), each of such Grantors (other than the Borrowers) has guaranteed the Borrowers’ obligations under the Credit Agreement and each of Grantor has granted to the Senior Agent, for the benefit of the Lenders, a Lien (as defined below) on substantially all of their assets and properties, all as more particularly described in the Loan Documents (as defined below);

D. Borrowers, each other “Loan Party” party thereto, and the Subordinated Creditors have entered into a Senior Subordinated Note Purchase Agreement, dated as of the date of the December 7, 2009 (as amended or otherwise modified as of the date hereof, including Amendment No. 4 executed as of the date hereof (“Fourth Amendment to Subordinate Note Purchase Agreement”) as the same may be further amended, supplemented, restated or otherwise modified from time to time as permitted hereunder, the “Subordinated Note Purchase Agreement”) pursuant to which, among other things, Subordinated Creditors have extended credit to Borrowers as evidenced by (i) certain Subordinated Promissory Notes dated as of December 7, 2009, by TPR and Penn Foster in favor of Subordinated Creditors in the original aggregate principal amount of $51,020,408.00, (as the same may be amended, supplemented, restated or otherwise modified from time to time as permitted hereunder and including any notes issued in exchange or substitution therefor, the “Subordinated Notes” and, each individually, a “Subordinated Note”) and (ii) certain second lien secured notes, which will become available to the Borrowers on a delayed draw basis. in the maximum aggregate principal amount of $5,000,000 (as the same may be amended, supplemented, restated or otherwise modified from time to time as permitted hereunder, the “Second Lien Loans” and, each individually, a “Second Lien Loan”).

E. Pursuant to that certain Guaranty as of December 7, 2009 entered into by and among each “Guarantor” party thereto (other than Borrowers) and the Subordinated Creditors (as the same may be amended, supplemented, restated or otherwise modified from time to time as permitted hereunder, the “Subordinated Guaranty”), each such Guarantor has guaranteed Borrowers’ obligations under the Subordinated Note Purchase Agreement.

F. Pursuant to the Fourth Amendment to Subordinated Note Purchase Agreement, the Obligors have granted to the Subordinated Creditors which hold Second Lien Loans a lien on substantially all of their assets and properties to secure the payment of the Second Lien Loans issued pursuant to the terms thereof, all as more particularly described in the Fourth Amendment to Subordinated Note Purchase Agreement.

G. As an inducement to and as one of the conditions precedent to the agreement of Senior Agent and Lenders to consummate the transactions contemplated by the Second Amendment and to induce the Lenders to continue to extend loans and other financial accommodations under the Credit Agreement, Senior Agent and Lenders required the execution and delivery of this Agreement by each Subordinated Creditor and each Obligor.

NOW, THEREFORE, in order to induce Senior Agent and Lenders to consummate the transactions contemplated by the Second Amendment and to induce the Lenders to continue to extend loans and other financial accommodations under the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree that the Original Subordination Agreement is hereby amended and restated in its entirety as follows:

1. Definitions. The following terms shall have the following meanings in this Agreement:

Agreement shall have the meaning ascribed to such term in the preamble of this Agreement.

Amendment No. 2 Effective Date shall mean November 9, 2011.

Bankruptcy Code means the provisions of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended from time to time.

Borrowers shall have the meaning ascribed to such term in the preamble of this Agreement.

Business Day shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

Capital Securities shall mean, with respect to any Person, all shares, interests, participations or other equivalents of such Person’s equity capital, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organizations or any other equivalent of such ownership interest.

Cash Alternatives shall mean any form of consideration in the alternative to cash or Cash Equivalents that is expressly acceptable to each Lender (in the case of payment of Senior Indebtedness) or Subordinated Creditor (in the case of payment of Subordinated Indebtedness) at the time such consideration is tendered; provided that the acceptance in any one instance by a Lender or Subordinated Creditor of Cash Alternatives shall not be deemed to be a waiver or relinquishment of such Lender’s or Subordinated Creditor’s, as applicable, right to decline consideration other than cash or Cash Equivalents at any other time.

Cash Equivalents shall have the meaning ascribed to such term in the Credit Agreement; provided that, after the consummation of any Permitted Refinancing, the term “Cash Equivalents” shall have the meaning ascribed to such (or any similar) term in the Permitted Refinancing Loan Documents.

Ceded Senior Payment Default shall have the meaning ascribed to such term in Section 2.4.

Collateral means all assets and properties of any kind whatsoever, real or personal, tangible or intangible and wherever located, of any Obligor, whether now owned or hereafter acquired, upon which a Lien (including, without limitation, any Liens granted in any Insolvency Proceeding) is now or hereafter granted or purported to be granted by such Person in favor of a Secured Creditor, as security for all or any part of the Obligations.

Credit Agreement shall have the meaning ascribed to such term in the recitals of this Agreement.

Deferred Fee Obligations means obligations in respect of fees (or amounts which are the substantive equivalent of fees) that are not payable under or contemplated by the Credit Agreement as in effect on the date hereof, to the extent such obligations when incurred are, by their terms, payable other than in cash in full upon (or within 30 days following) the closing of a waiver or amendment of the Loan Documents or similar event in respect of which such fee (or substantive equivalent) was incurred.

DIP Financing shall have the meaning set forth in Section 2.13B.

DIP Liens shall have the meaning set forth in Section 2.13B.

Disposition means any sale, lease, exchange, transfer or other disposition, and “Dispose” and “Disposed of” shall have correlative meanings.

Documents means the Loan Documents, Permitted Refinancing Loan Documents and the Subordinated Indebtedness Documents.

Enforcement Action shall mean (a) to take from or for the account of any Obligor (other than Permitted Subordinated Indebtedness Payments otherwise permitted to be made hereunder) or any other Person (other than in connection with the sale, assignment, disposal or transfer of all or any portion of the Subordinated Indebtedness to a Person (other than an Obligor) in accordance with Section 2.5), by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Obligor with respect to the Subordinated Indebtedness, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against any Obligor or any other Person to (i) enforce payment or performance of or to collect the whole or any part of the Subordinated Indebtedness, or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Indebtedness Documents or applicable law with respect to the Subordinated Indebtedness, including, without limitation, the commencement of a Proceeding, (c) to accelerate the Subordinated Indebtedness, (d) to cause any Obligor to honor any put option, redemption or mandatory prepayment obligation under any Subordinated Indebtedness Document, (e) to notify account debtors or directly collect accounts receivable or other payment rights of any Obligor or (f) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to, with respect to the Subordinated Indebtedness, enforce, foreclose upon, take possession of or sell any property or assets of any Obligor or any other Person; provided, however, that the term “Enforcement Action” shall not include (i) legal action against any Obligor for specific performance or equitable relief to compel such Obligor to comply with any non-payment obligations under the Subordinated Indebtedness Documents, provided that any such action does not require the making of any payments on the Subordinated Indebtedness, (ii) any suit or action initiated or maintained by any Subordinated Creditor solely to the extent such suit or action is necessary to prevent the expiration of any applicable statute of limitations or similar permanent restriction on claims (provided that no payment on the Subordinated Indebtedness or money damages are received or retained in connection therewith), (iii) the filing of any notice or voting of any claim in a Proceeding involving Subordinated Indebtedness not in violation of this Agreement or (iv) upon the occurrence and during the continuance of a Subordinated Default, the delivery to Borrowers of a notice of acceleration, provided such acceleration is not effective until the earliest of the dates specified in clauses (i) through (vi) of subsection 2.7B.

Excess Senior Indebtedness means the sum of (a) the portion of the (i) principal amount of the loans, (ii) Deferred Fee Obligations and (iii) undrawn amount of all outstanding Letters of Credit and the unreimbursed amount of all Letters of Credit, in each case, outstanding under the Loan Documents or Permitted Refinancing Loan Documents, that is in excess of the Senior Debt Limit plus (b) without duplication, the portion of accrued and unpaid interest and fees on account of such portion of the loans, Deferred Fee Obligations and Letters of Credit described in clause (a) of this definition; provided, however, that any reimbursement obligations in respect of expenses that are incurred after the date when the Senior Agent commences an Enforcement Action with respect to all or any material portion of the Collateral shall not constitute Excess Senior Indebtedness, regardless of whether any such amounts are added to the principal balance of the loans pursuant to the terms of the Loan Documents or Permitted Refinancing Loan Documents.

Exigent Circumstances shall mean the occurrence or existence of any one or more of the following events or conditions: (i) a Proceeding is commenced by or against any Obligor, (ii) a fraud, concealment of assets or material misrepresentation has been made or committed by any Obligor, (iii) any Obligor withholds from the Senior Agent any collections of accounts or other proceeds of Collateral in violation of the applicable Loan Documents or Permitted Refinancing Loan Documents, (iv) a Person (other than a Lender or Senior Agent) holding a Lien upon any of the Collateral shall commence any action, suit, proceeding or self-help remedy to enforce such Lien, or (v) any other event or circumstance occurs or exists that, in the reasonable judgment of the Senior Agent, materially and imminently threatens Senior Agent’s ability to promptly realize upon all or any material part of the Collateral, such as, without limitation, fraudulent removal, concealment or abscondment thereof, destruction (to the extent not covered by insurance) or material waste of any of the Collateral.

Guaranty shall have the meaning ascribed to such term in the recitals of this Agreement.

Lender or Lenders shall mean any holder or all of the holders of Senior Indebtedness including, without limitation, any “Lender” or the “Lenders,” respectively, as such terms are defined in the Credit Agreement or after the consummation of any Permitted Refinancing, the Permitted Refinancing Loan Documents.

Letter of Credit shall mean any letter of credit issued under or pursuant to a Loan Document or Permitted Refinancing Loan Document.

Lien shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or otherwise) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under a lease which is not a capital lease.

Loan Documents shall have the meaning ascribed to such term in the recitals of this Agreement.

Minimum Fee or Other Payment Amount shall have the meaning ascribed to such term in the definition of “Senior Payment Default”.

Net Cash Proceeds shall have the meaning ascribed to such (or any equivalent term) in the Credit Agreement as in effect on the date hereof.

Obligor shall have the meaning ascribed to such term in the preamble of this Agreement.

Paid in Full or Payment in Full shall mean, as applicable, (i) the payment in full in cash, Cash Alternatives or Cash Equivalents of all Senior Indebtedness (including collateralization of outstanding Letters of Credit issued under the Credit Agreement or Permitted Refinancing Loan Documents on the terms and in the amounts set forth in the Credit Agreement or, after consummation of a Permitted Refinancing, the Permitted Refinancing Loan Documents; provided that such collateralization shall not exceed 105% of the aggregate undrawn face amount of such Letters of Credit) and termination of all commitments to lend under the Loan Documents and Permitted Refinancing Loan Documents (Senior Indebtedness shall be considered to be outstanding whenever any commitment to make loans or extend financial accommodations under the Credit Agreement or Permitted Refinancing Loan Documents is outstanding) or (ii) the payment in full in cash, Cash Alternatives or Cash Equivalents of all Subordinated Indebtedness.

Penn Foster shall have the meaning ascribed to such term in the preamble of this Agreement.

Permitted Collateral Sale means (a) any Disposition of Collateral so long as such Disposition is permitted under the Loan Documents as in effect on the date hereof and (b) any other Disposition of Collateral to one or more Persons who are not Affiliates (as defined in the Credit Agreement) of the Obligors permitted by the Lenders. The term Permitted Collateral Sale shall not include any Disposition occurring or effected under any circumstance or condition described in the definition of “Release Event.”

Permitted Judgment Liens shall have the meaning ascribed to such term in subsection 2.7A(vii).

Permitted Refinancing shall mean any refinancing of the Senior Indebtedness under the Loan Documents; provided that the financing documentation entered into by Obligors in connection with such Permitted Refinancing constitutes Permitted Refinancing Loan Documents.

Permitted Refinancing Loan Documents shall mean any financing documentation which replaces the Loan Documents or any prior Permitted Refinancing Loan Documents and pursuant to which the Senior Indebtedness under the Loan Documents or such prior Permitted Refinancing Loan Documents is refinanced in its entirety, as such financing documentation may be amended, supplemented, restated or otherwise modified from time to time as permitted hereunder, but specifically excluding any such financing documentation to the extent that it contains, either initially or by amendment or other modification, any terms, conditions, covenants or defaults other than those which (a) then exist in the Loan Documents or the prior Permitted Refinancing Loan Documents, as applicable, or (b) could be included in the Loan Documents or such prior Permitted Refinancing Loan Documents by an amendment or other modification that would not be prohibited by the terms of this Agreement.

Permitted Subordinated Indebtedness Payments means:

(a) at any time on or after June 30, 2013, regularly scheduled payments of interest on the Subordinated Notes payable in cash at the non-default cash pay rate of interest of thirteen percent (13%) per annum;

(b) regularly scheduled payments of interest on the Second Lien Loans payable in cash at the non-default cash pay rate of interest of seventeen and one half percent (17.5%) per annum;

(c) Permitted Subordinated PIK Amounts;

(d) reimbursement of reasonable out-of-pocket costs and expenses (including reasonable out-of-pocket attorneys fees and disbursements) excluding such costs and expenses incurred in connection with any actions taken in contravention of the terms and conditions of this Agreement;

(e) accrual (and not payment in cash) of default interest;

(f) Reorganization Subordinated Securities;

(g) payments required to be made under Section 2.3(b) of the Subordinated Note Purchase Agreement, as in effect on the date hereof or as modified in accordance with the terms hereof; provided, that, no Senior Default then exists or would arise as a result of any such payment, and (ii) after giving effect to any such payment, Borrowers are in compliance on a pro forma basis with the covenants set forth in Article 5 of the Credit Agreement (or comparable provision of the Permitted Refinancing Loan Documents), recomputed for the most recent quarter for which financial statements have been delivered to Senior Agent in accordance with the terms of the Credit Agreement (or comparable provision of the Permitted Refinancing Loan Documents);

(h) the entire amount of Subordinated Indebtedness on June 7, 2015 (being the final stated maturity date of the Subordinated Notes) and the entire amount of the Second Lien Loans on March 7, 2015 (being the final stated maturity date of the Second Lien Loans) or such later date as Subordinated Creditors and Borrowers may expressly agree in writing that the Subordinated Notes and/or the Second Lien Loans shall mature and otherwise in accordance with the terms of the Subordinated Note Purchase Agreement;

(i) indemnification payments required to be made by any Obligor to the Subordinated Creditors in respect of out-of-pocket losses incurred by the Subordinated Creditors pursuant to Section 10.4 of the Subordinated Note Purchase Agreement, as in effect on the date hereof; provided that the aggregate amount of all such payments does not exceed $500,000 and no Senior Default shall have occurred and be continuing; in each instance, due and payable in accordance with the terms of the Subordinated Indebtedness Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement; and

(j) all fees and expenses payable in connection with Fourth Amendment to Subordinated Note Purchase Agreement on November 9, 2011.

Permitted Subordinated PIK Amounts shall mean regularly scheduled payments of (i) interest on the Subordinated Indebtedness that has become due on a non-accelerated basis and is paid in kind (including by capitalizing such interest as principal) at the non-default paid in kind rate of interest per annum in accordance with the terms of the Subordinated Indebtedness Documents, as in effect on the date hereof, as the same may be increased to the extent permitted pursuant to the terms hereof and (ii) such other amounts that have become due on a non-accelerated basis and are paid in kind (including by capitalizing such amounts as principal from time to time) in accordance with the terms of the Subordinated Indebtedness Documents, as in effect on the date hereof.

Person shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association or joint venture.

PF Group shall have the meaning ascribed to such term in the preamble of this Agreement.

Princeton Operations shall have the meaning ascribed to such term in the preamble of this Agreement.

Princeton Orange County shall have the meaning ascribed to such term in the preamble of this Agreement.

Proceeding shall mean any insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors or other proceeding for the liquidation, dissolution or other winding up of any Obligor or any of its subsidiaries or any of their respective properties.

Purchase Notice shall have the meaning ascribed to such term in Section 22.1.

Purchasing Creditors shall have the meaning ascribed to such term in Section 22.1.

Release Documents shall have the meaning set forth in Section 2.8E.

Release Event means the taking of any Enforcement Action by the Senior Agent or any Lender against all or any portion of the Collateral (including a Disposition conducted by any Obligor with the consent or at the direction of the Senior Agent given during the continuance of an Event of Default under the Loan Documents) or, after the occurrence and during the continuance of any Proceeding by or against any Obligor, the entry of an order of the Bankruptcy Court pursuant to Section 363 of the Bankruptcy Code authorizing the sale of all or any portion of the Collateral.

Reorganization Subordinated Securities shall mean any (a) notes or other debt securities issued in substitution of all or any portion of the Subordinated Indebtedness that are subordinated, including in right of payment, to the Senior Indebtedness (or any notes or other debt securities issued in substitution of all or any portion of the Senior Indebtedness) at least to the same extent that the Subordinated Indebtedness is subordinated to the Senior Indebtedness pursuant to the terms of this Agreement, and (b) Restructure Securities and which securities have, in each case of (a) and (b) above, maturities and other terms no less advantageous to Obligors and Lenders than the terms contained in the Subordinated Indebtedness Documents and which could be included in the Subordinated Indebtedness Documents by an amendment or other modification that would not be prohibited by the terms of this Agreement.

Required Lenders shall have the meaning ascribed to such term in the Credit Agreement provided that, after the consummation of any Permitted Refinancing, the term “Required Lenders” shall mean the holders of Senior Indebtedness having the right and/or ability under the Permitted Refinancing Loan Documents to effectuate the waiver, amendment, granting of consent or other matter in question.

Restructure Securities shall mean (a) any Capital Securities of Borrowers and (b) any Capital Securities of any other Person consented to by Required Lenders (including the approval by the Required Lenders of any plan of reorganization, composition, arrangement or similar plan providing for such issuance so long as in the Proceeding in which such plan is proposed, the class of claims that includes the Senior Indebtedness approves such plan), in each instance in (a) and (b), which do not contain mandatory redemption cash payment obligations or require cash dividend payments or distributions until Payment in Full of the Senior Indebtedness (or any notes or other debt securities issued in substitution of all or any portion of Senior Indebtedness).

Second Lien Creditor means any Subordinated Creditor which is a holder of any Second Lien Loan acting solely in its capacity as such.

Second Lien Loans shall have the meaning ascribed to such term in the preamble of this Agreement.

Second Lien Obligations means all “Obligations” as such term is defined in the Subordinated Note Purchase Agreement relating to and arising out of the Second Lien Loans.

Secured Creditors means the Senior Agent, the Lenders and the Second Lien Creditors, or any of them.

Secured Obligations means the Senior Indebtedness and the Second Lien Obligations.

Senior Agent shall have the meaning ascribed to such term in the preamble of this Agreement; provided that, after the consummation of any Permitted Refinancing, the term “Senior Agent” shall refer to any Person appointed by the holders of the Senior Indebtedness as agent for themselves for the purposes of this Agreement.

Senior Covenant Default shall mean any “Event of Default” under the Credit Agreement or Permitted Refinancing Loan Documents, other than a Senior Payment Default.

Senior Debt Limit shall have the meaning ascribed to such term in the definition of “Senior Indebtedness”.

Senior Default shall mean any Senior Covenant Default or Senior Payment Default.

Senior Default Notice shall mean a written notice from Senior Agent to Subordinated Creditors pursuant to which the Subordinated Creditors are notified of the existence of a Senior Default, which notice shall reference this Agreement and include a reasonably detailed description of such Senior Default.

Senior Indebtedness shall mean the “Obligations,” as such term is defined in the Credit Agreement, including, without limitation, all interest, fees, expenses, indemnities, reimbursement obligations and obligations under Secured Hedging Agreements with Secured Hedging Counterparties (as such (or any comparable) terms are defined in the Credit Agreement or any Permitted Refinancing Loan Documents), in each instance, whether before or after the commencement of a Proceeding and without regard to whether or not a claim for any such “Obligations” is an allowed claim in such Proceeding, and all obligations and liabilities incurred with respect to Permitted Refinancings, together with any amendments, restatements, modifications, renewals or extensions of any thereof permitted hereunder; provided, however, in no event shall the principal amount of loans under the Loan Documents or Permitted Refinancing Loan Documents, the undrawn amount of all outstanding Letters of Credit and the unreimbursed amount of all Letters of Credit and the unpaid amount of Deferred Fee Obligations, in each case outstanding under the Loan Documents or Permitted Refinancing Loan Documents exceed the sum of (a) $72,500,000 plus (b) $10,875,000, plus (c) the amount of any DIP Financing under Section 2.13B less (d) the amount of any principal repayments, and any permanent commitment reductions under the Credit Agreement or any Permitted Refinancing Loan Documents to the extent that such repayments and reductions may not be reborrowed (specifically excluding, however, any such repayments and commitment reductions occurring in connection with any Permitted Refinancing) (the sum of the amounts described in the foregoing clauses (a), (b), (c) and (d) being herein referred to as the “Senior Debt Limit”). Any principal that at such time is in excess of the Senior Debt Limit (together with any other Excess Senior Indebtedness) shall not be considered “Senior Indebtedness” for purposes of this Agreement. Senior Indebtedness shall not include obligations owing to or otherwise held by any Obligor or any of its Affiliates.

Senior Payment Default shall mean any Default or Event of Default described in Section 9.1(a) of the Credit Agreement or any corresponding provision in the Permitted Refinancing Loan Documents resulting from the failure of any Obligor to pay, on a timely basis, any (i) fees or other obligations (other than principal and interest) under the Credit Agreement, any other Loan Document or any Permitted Refinancing Loan Document (but in the case of such fees or obligations (other than principal and interest), only so long as the aggregate amount of such fees or other obligations (other than principal and interest) exceeds $50,000) (a “Minimum Fee or Other Payment Amount”) or (ii) principal or interest under the Credit Agreement, any other Loan Document or any Permitted Refinancing Loan Document, including, without limitation, in each case, any default in payment of Senior Indebtedness after acceleration thereof.

Subordinated Creditor shall have the meaning ascribed to such term in the preamble of this Agreement.

Subordinated Default shall mean a default in the payment of the Subordinated Indebtedness, or performance of any term, covenant or condition contained in the Subordinated Indebtedness Documents or the occurrence of any other event or condition constituting a default or event of default under the Subordinated Indebtedness Documents.

Subordinated Default Notice shall mean a written notice to Senior Agent pursuant to which Senior Agent is notified by one or more Subordinated Creditors of the existence of a Subordinated Default, which notice incorporates a reasonably detailed description of such Subordinated Default.

Subordinated Guaranty shall have the meaning ascribed to such term in the recitals of this Agreement.

Subordinated Indebtedness shall mean all the “Obligations,” as such term is defined in the Subordinated Note Purchase Agreement, including, without limitation, all interest, fees, expenses, indemnities and reimbursement obligations, in each instance, whether before or after the commencement of a Proceeding and without regard to whether or not an allowed claim, together with any amendments, restatements, modifications, renewals or extensions thereof permitted hereunder.

Subordinated Indebtedness Documents shall mean the Subordinated Notes, Subordinated Note Purchase Agreement, the Subordinated Guaranty and all other documents and instruments evidencing, securing or pertaining to any portion of the Subordinated Indebtedness, as amended, supplemented, restated or otherwise modified from time to time as permitted hereunder.

Subordinated Note shall have the meaning ascribed to such term in the recitals of this Agreement.

Subordinated Note Purchase Agreement shall have the meaning ascribed to such term in the recitals of this Agreement.

Test Services shall have the meaning ascribed to such term in the preamble of this Agreement.

UCC means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect in the State of New York.

UCC Notice shall have the meaning set forth in Section 2.9.

2. Subordination of Subordinated Indebtedness to Senior Indebtedness.

2.1 Subordination. The payment and performance of any and all of the Subordinated Indebtedness is hereby expressly subordinated, to the extent and in the manner set forth herein, to the Payment in Full of the Senior Indebtedness (other than Excess Senior Indebtedness). Each holder of Senior Indebtedness, whether now outstanding or hereafter arising, shall be deemed to have acquired Senior Indebtedness in reliance upon the provisions contained herein. The parties hereto intend that this Agreement be enforceable in any Proceeding.

2.2 Restriction on Payments. Notwithstanding any provision of the Subordinated Indebtedness Documents to the contrary and in addition to any other limitations set forth herein or therein, no payment (whether made in cash, securities or other property or by set-off) of principal, interest or any other amount due with respect to the Subordinated Indebtedness (other than (i) provided no Senior Payment Default exists, reimbursement for reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, actually incurred by such Person on matters directly relating to the Subordinated Indebtedness and then due and payable in accordance with the terms of the Subordinated Indebtedness Documents, to the extent that the aggregate amount of such out-of-pocket costs and expenses, including attorneys’ fees and expenses, does not exceed $100,000 in the aggregate during the term of this Agreement, (ii) a distribution of Reorganization Subordinated Securities and (iii) Permitted Subordinated PIK

Amounts) shall be made or received, and no Subordinated Creditor shall exercise any right of set-off or recoupment with respect to any Subordinated Indebtedness, until all of the Senior Indebtedness (other than Excess Senior Indebtedness) is Paid in Full; provided, however, except as provided in the immediately succeeding sentence or in Section 2.3, Obligors may make and Subordinated Creditors may accept Permitted Subordinated Indebtedness Payments. Notwithstanding the foregoing, no Obligor may make, and no Subordinated Creditor may receive, any payment of principal, interest or any other amount with respect to the Subordinated Indebtedness (other than (i) provided no Senior Payment Default exists, reimbursement for reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, actually incurred by such Person on matters directly relating to the Subordinated Indebtedness and then due and payable in accordance with the terms of the Subordinated Indebtedness Documents, to the extent that the aggregate amount of such out-of-pocket costs and expenses, including attorneys’ fees and expenses, does not exceed $100,000 in the aggregate during the term of this Agreement, (ii) a distribution of Reorganization Subordinated Securities and (iii) Permitted Subordinated PIK Amounts) if, at the time of such payment or immediately after giving effect thereto:

(a) subject to Section 2.4, a Senior Payment Default has occurred and is continuing; or

(b) subject to the penultimate sentence of this Section 2.2, the Subordinated Creditors shall have received a Senior Default Notice from the Senior Agent stating that a Senior Covenant Default exists or would be created by the making of such payment.

Obligors may resume Permitted Subordinated Indebtedness Payments (and may make any Permitted Subordinated Indebtedness Payments missed due to the application of clauses (a) or (b) of this Section 2.2) in respect of the Subordinated Indebtedness:

(1) in the case of a Senior Payment Default referred to in clause (a) of this Section 2.2, upon the earlier to occur of (x) the cure (if such Senior Payment Default is not an Event of Default under the Credit Agreement or Permitted Refinancing Loan Documents) or waiver (as evidenced by a written waiver from Senior Agent to Borrowers) of such Senior Payment Default in accordance with the terms of the Credit Agreement or Permitted Refinancing Loan Documents or (y) Payment in Full of the Senior Indebtedness; or

(2) in the case of a Senior Covenant Default referred to in clause (b) of this Section 2.2, upon the earliest to occur of (x) the cure (if such Senior Covenant Default is not an Event of Default under the Credit Agreement or Permitted Refinancing Loan Documents) or waiver (as evidenced by a written waiver from Senior Agent to Borrowers) of such Senior Covenant Default in accordance with the terms of the Credit Agreement or Permitted Refinancing Loan Documents, (y) the expiration of one hundred eighty (180) days from the date on which the Senior Default Notice with respect thereto was received and (z) Payment in Full of the Senior Indebtedness.

Notwithstanding any provision of this Section 2.2 to the contrary:

A. the Obligors shall not be prohibited from making, and Subordinated Creditors shall not be prohibited from receiving, payments as a result of clause (b) of this Section 2.2 for more than an aggregate of one hundred eighty (180) days within any period of three hundred sixty-five (365) consecutive days;

B. no Senior Covenant Default existing on the date any notice is given pursuant to clause (b) of this Section 2.2 shall, unless the same shall have ceased to exist for a period of at least sixty (60) consecutive days, be used as a basis for any subsequent such notice (for purposes of this paragraph, breaches of the same financial covenant for consecutive periods shall constitute separate and distinct Senior Covenant Defaults);

C. no more than two (2) Senior Default Notices may be sent pursuant to clause (b) of this Section 2.2 during any period of three hundred sixty-five (365) consecutive days and no more than six (6) Senior Default Notices may be sent pursuant to clause (b) of this Section 2.2 in the aggregate;

D. Borrowers shall not be prohibited from paying, and the Subordinated Creditors shall not be prohibited from accepting and retaining any payment of the Subordinated Indebtedness consented to in writing by the Senior Agent;

E. the failure of Borrowers to make any payment with respect to the Subordinated Indebtedness by reason of the operation of this Section 2.2 shall not be construed as preventing the occurrence of a Subordinated Default under the applicable Subordinated Indebtedness Documents; and

F. each failure of an Obligor to make a payment of principal or interest or a Minimum Fee or Other Payment Amount under the Loan Documents or Permitted Refinancing Loan Documents shall constitute a separate Senior Payment Default, provided, that notwithstanding the foregoing, all Senior Payment Defaults existing at the time that a Permitted Subordinated Indebtedness Payment is due and payable shall constitute a single Senior Payment Default.

The provisions of this Section 2.2 shall not apply to any payment with respect to which Section 2.3 would be applicable.

2.3 Proceedings. In the event of a Proceeding:

A. all Senior Indebtedness (other than Excess Senior Indebtedness) first shall be Paid in Full before any payment (whether made in cash, securities or other property) of or with respect to the Subordinated Indebtedness shall be made (other than a distribution of Reorganization Subordinated Securities);

B. any payment (whether made in cash, securities or other property) which, but for the terms hereof, otherwise would be payable or deliverable in respect of the Subordinated Indebtedness (other than a distribution of Reorganization Subordinated Securities), shall be paid or delivered directly to Senior Agent (to be held and/or applied by Senior Agent to the payment of any and all then outstanding Senior Indebtedness in accordance with the terms of the Credit Agreement or the Permitted Refinancing Loan Documents) until all Senior

Indebtedness is Paid in Full (whereupon any excess amounts shall be paid over to the Subordinated Creditors (or a Person designated by them) (for application to the Subordinated Indebtedness) or, if Senior Agent is required or reasonably believes it may be required to do so by any Governmental Authority or Requirement of Law (as such terms are defined as of the date hereof in the Credit Agreement), to such other Person legally entitled thereto), and each Subordinated Creditor irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and deliveries, and each Subordinated Creditor also irrevocably authorizes, empowers and directs Senior Agent to demand, sue for, collect and receive every such payment or distribution;

C. each Subordinated Creditor agrees to execute and deliver to Senior Agent or its representative all such further instruments reasonably requested confirming the authorization referred to in subsection 2.3B; and

D. each Subordinated Creditor agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Indebtedness requested by Senior Agent in connection with any such Proceeding (and in accordance with the terms hereof) and hereby irrevocably authorizes, empowers and appoints Senior Agent its agent and attorney-in-fact to execute, verify, deliver and file such proofs of claim upon the failure of such Subordinated Creditor promptly to do so (and in any event prior to five (5) days before the expiration of the time to file any such proof); provided Senior Agent shall have no obligation to execute, verify, deliver, and/or file any such proof of claim.

E. The Senior Indebtedness (other than Excess Senior Indebtedness) shall continue to be treated as Senior Indebtedness and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Agent, Lenders, and the Subordinated Creditors even if all or part of the Senior Indebtedness or the Liens securing the Senior Indebtedness are subordinated, set aside, avoided or disallowed in connection with any such Proceeding.

2.4 Incorrect Payments. If any payment (whether made in cash, securities or other property) is received by any Subordinated Creditor on account of the Subordinated Indebtedness before all Senior Indebtedness (other than Excess Senior Indebtedness) is Paid in Full and at the time of receipt thereof, such payment is not permitted under this Agreement, such payment shall be held in trust by such Subordinated Creditor for the benefit of Lenders and shall immediately be paid over to Senior Agent, or its designated representative, for application (in accordance with the Credit Agreement or the Permitted Refinancing Loan Documents) to the payment of the Senior Indebtedness (other than Excess Senior Indebtedness) then remaining unpaid, until all of the Senior Indebtedness (other than Excess Senior Indebtedness) is Paid in Full. Any excess proceeds held by the Senior Agent following such Payment in Full shall be paid over to the Subordinated Creditors (or a Person designated by them) (for application to the Subordinated Indebtedness) until the Subordinated Indebtedness is Paid in Full. All excess proceeds held by the Subordinated Creditors (or a Person designated by them) after Payment in Full of the Senior Indebtedness (other than Excess Senior Indebtedness) and Subordinated Indebtedness shall be paid over to the Senior Agent for application to Excess Senior Indebtedness. Following Payment in Full of all Senior Indebtedness and all Subordinated

Indebtedness, any excess proceeds shall be paid over by the Person holding same to the Borrowers, or, if such Person is required or reasonably believes it may be required to do so by any Governmental Authority or Requirement of Law (as such terms are defined as of the date hereof in the Credit Agreement), any other Person legally entitled thereto. Notwithstanding the foregoing, if a payment referred to above in this Section 2.4 is received by a Subordinated Creditor and such payment was not permitted under this Agreement due to the occurrence and continuation of a Senior Payment Default of which such Subordinated Creditor had no actual knowledge, (i) such Subordinated Creditor shall not be required to pay over such payment to the Senior Agent or its designated representative under this Section 2.4 until such Subordinated Creditor shall have received written notice (which written notice must be received by such Subordinated Creditor within ten (10) Business Days following receipt by such Subordinated Creditor of such payment) of such Senior Payment Default from an Obligor or the Senior Agent, (ii) in the event that no such written notice is received by such Subordinated Creditor within such ten (10) Business Day period, then, and in such event, from and after the day immediately following the tenth (10th) Business Day following receipt of such payment, such Subordinated Creditor shall not be required to hold such payment in trust or pay over such payment under this Section 2.4, and (iii) in the event that a Subordinated Creditor is entitled to retain a payment referred to in the immediately preceding sentence by virtue of clause (ii) of this Section 2.4 due to the failure of the Subordinated Creditor to have received timely notice of a Senior Payment Default (a “Ceded Senior Payment Default”), such Ceded Senior Payment Default may not be used to prohibit any subsequent payment in respect of the Subordinated Indebtedness under subsection 2.2(a) or recover any subsequent payment in respect of the Subordinated Indebtedness under this Section 2.4, provided, that any other Senior Payment Default may be used to prohibit payments in respect of the Subordinated Indebtedness under subsection 2.2(a) and may be used to recover payments in respect of the Subordinated Indebtedness under this Section 2.4 to the extent that such other Senior Payment Default is not a Ceded Senior Payment Default.

2.5 Sale, Transfer. No Subordinated Creditor shall sell, assign, dispose of or otherwise transfer all or any portion of the Subordinated Indebtedness unless prior to the consummation of any such action, the transferor and transferee thereof shall execute and deliver to Senior Agent a joinder to this Agreement in the form of Annex I attached hereto, or an agreement substantially identical to this Agreement, in either case providing for the continued subordination and forbearance of the Subordinated Indebtedness to the Senior Indebtedness as provided herein and for the continued effectiveness of all of the rights of Senior Agent and Lenders arising under this Agreement. Notwithstanding the failure to execute or deliver any such agreement, the subordination effected hereby shall survive any sale, assignment, disposition or other transfer of all or any portion of the Subordinated Indebtedness, and the terms of this Agreement shall be binding upon the successors and assigns of each Subordinated Creditor, as provided in Section 10 below. Notwithstanding the foregoing, no Subordinated Creditor may sell, assign, dispose of or otherwise transfer all or any portion of the Subordinated Indebtedness in the event that after giving effect to any such sale, assignment, disposition or other transfer, there shall be more than five (5) holders of Subordinated Indebtedness, any purported sale, assignment, disposition or other transfer in contravention of this Section 2.5 being null and void, provided, however, that (x) for the purposes of this sentence, holders that are Affiliates of each other shall be deemed to be one holder if they have the same notice address and (y) in the event that the Subordinated Creditors shall have appointed, pursuant to a written document reasonably satisfactory to the Senior Agent, a representative to receive and issue notices under this Agreement and so long as such representative shall continue to be serving in such capacity, the restriction on sales, assignments, dispositions and other transfers in this sentence shall not apply.

2.6 Legends. Until the Senior Indebtedness is Paid in Full, each of the Subordinated Indebtedness Documents at all times shall contain in a conspicuous manner the following legend:

“This Note [or other Subordinated Indebtedness Document] and the indebtedness evidenced hereby are subordinate in the manner and to the extent set forth in that certain Amended and Restated Subordination Agreement (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Subordination Agreement”) dated as of November 9, 2011, among THE PRINCETON REVIEW, INC., a Delaware corporation (“Borrower”), TEST SERVICES, INC., a Colorado corporation (“Test Services”), PRINCETON REVIEW OPERATIONS, L.L.C., a Delaware limited liability company (“Princeton Operations”), THE PRINCETON REVIEW OF ORANGE COUNTY, LLC, a Delaware limited liability company (“Princeton Orange County”), PENN FOSTER, INC., a Pennsylvania corporation (“Penn Foster” and together with The Princeton Review, Inc., each individually a “Borrower” and collectively, the “Borrowers”), PENN FOSTER EDUCATION GROUP, INC., a Delaware corporation (“PF Group”; and together with Borrowers, Test Services, Princeton Operations, and Princeton Orange County, each individually an “Obligor” and collectively, the “Obligors”), each other Person who becomes an “Obligor” thereunder, the note purchasers under that certain senior subordinated note purchase agreement, dated as of December 7, 2009, among the Obligors and such purchasers, and GENERAL ELECTRIC CAPITAL CORPORATION, as agent, to the Senior Indebtedness (as defined in the Subordination Agreement); and each holder of this Note [or other Subordinated Indebtedness Document], by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement.”

2.7 Restriction on Action by Subordinated Creditors.

A. Until the Senior Indebtedness (other than Excess Senior Indebtedness) is Paid in Full and notwithstanding anything contained in the Subordinated Indebtedness Documents, the Credit Agreement, the other Loan Documents or the Permitted Refinancing Loan Documents to the contrary, no Subordinated Creditor shall, without the prior written consent of Senior Agent, agree to any amendment, modification or supplement to the Subordinated Indebtedness Documents, the effect of which is to (i) increase the maximum principal amount of the Subordinated Indebtedness (other than as a result of the capitalization of Permitted Subordinated PIK Amounts and default interest in the manner prescribed by and in accordance with the terms of the Subordinated Indebtedness Documents as in effect on the date hereof or in accordance with clause (ii) of this subsection 2.7A) or cash pay rate of interest on any of the Subordinated Indebtedness, (ii) increase the paid-in-kind rate of interest on any of the Subordinated Indebtedness by more than 200 basis points of the applicable rate set forth in the Subordinated Indebtedness Documents, as in effect on the date hereof (excluding any imposition of default interest at the default rate set forth in the Subordinated Indebtedness Documents, as in effect on the date hereof), (iii) advance the dates upon which payments of principal or interest on the Subordinated Indebtedness are due, (iv) change in a manner adverse to any Obligor or add or make more restrictive any event of default or covenant (except to the extent such change or addition to any Subordinated Indebtedness Document merely mirrors any change or addition permitted to be made, and actually made, to the Loan Documents (or Permitted Refinancing Loan Documents), provided that to the extent relevant, each change or addition to such Subordinated Indebtedness Document is less restrictive by a margin corresponding to that reflected in the covenants or similar provision in the Loan Documents and Subordinated Indebtedness Documents as of the date hereof, it being agreed that any change or addition which materially increases the obligations of the Obligor or confers additional material rights on the Subordinated Creditors in a manner adverse to any Obligor, the Senior Agent or the Lenders shall nonetheless be permitted to the extent made in compliance with this parenthetical clause), (v) change in a manner adverse to an Obligor the repayment, redemption, prepayment or put provisions of the Subordinated Indebtedness, (vi) alter the subordination provisions with respect to the Subordinated Indebtedness, including, without limitation, subordinating the Subordinated Indebtedness to any other debt, (vii) take any Liens in any assets of any Obligor or any of its subsidiaries or any other assets securing the Senior Indebtedness other than Liens securing the Second Lien Loans and judgment Liens obtained pursuant to an Enforcement Action permitted hereunder (“Permitted Judgment Liens”), (viii) obtain any guaranties or credit support from any Person other than the Obligors except to the extent that substantially contemporaneously with Subordinated Creditors’ obtaining the same, Senior Agent obtains the benefit of guaranties of or credit support for the Senior Indebtedness, as the case may be, from such Persons or (ix) impose any new fees that are payable on a recurring basis, it being understood that fees payable in connection with waivers, amendments, extensions of new credit and other events are not prohibited by this clause (ix).

B. Until the Senior Indebtedness (other than Excess Senior Indebtedness) is Paid in Full, no Subordinated Creditor shall, without the prior written consent of Senior Agent, take any Enforcement Action, except as provided in the following sentence. Upon the earliest to occur of:

(i) the passage of one hundred fifty (150) days from the date of Senior Agent’s receipt of a Subordinated Default Notice if the Subordinated Default described therein shall not have been cured or waived within such period;

(ii) acceleration of all or any portion of the Senior Indebtedness (provided, however, that if, following any such acceleration of the Senior Indebtedness, such acceleration in respect of the Senior Indebtedness is rescinded, then all Enforcement Actions taken by Subordinated Creditors shall likewise be rescinded if such Enforcement Actions are based on this clause (ii) and Subordinated Creditors shall have no right under any other clause of this subsection 2.7B to take any Enforcement Action; provided, further, that any such rescission in respect of Enforcement Actions taken by Subordinated Creditors shall only take effect to the extent such rescission will not permanently preclude the Subordinated Creditors from taking such Enforcement Action;

(iii) the filing of a voluntary Proceeding by an Obligor, or the entry of an order of relief in an involuntary Proceeding against an Obligor;

(iv) the breach by the Senior Agent or any Lender of subsection 3(b) and the failure of the Senior Agent or such Lender to cure such breach within thirty (30) days following the receipt of written notice of such breach from a Subordinated Creditor;

(v) (x) the sale of greater than fifty percent (50%) of the consolidated assets of the Obligors (whether by merger, consolidation, recapitalization, sale of assets or otherwise) or any agreement or arrangement with respect thereto is entered into by any Obligor or approved by the board of directors or similar governing body or the stockholders of any Obligor in violation of the terms of the Subordinated Note Purchase Agreement or (y) any judicial action by Senior Agent or any Lender to foreclose upon greater than fifty percent (50%) of the Collateral securing the Senior Indebtedness; and

(vi) June 7, 2015 or such later date as Subordinated Creditors and Obligors may expressly agree in writing that the Subordinated Notes shall mature and otherwise in accordance with the terms of the Subordinated Note Purchase Agreement,

Subordinated Creditors may, upon five (5) Business Days’ prior written notice to Senior Agent (which notice in respect of Enforcement Actions taken pursuant to clause (i) above may be given during such one hundred fifty (150) day period), take any Enforcement Action in its capacity as an unsecured creditor or to enforce any Permitted Judgment Lien; provided that no Subordinated Creditor shall take any Enforcement Action in its capacity as a secured creditor, including without limitation in its capacity as a Second Lien Creditor, until the Senior Indebtedness (other than Excess Senior Indebtedness) is Paid in Full. Notwithstanding anything contained herein to the contrary, nothing herein shall impair the ability of the Second Lien Creditors to exercise rights available to unsecured creditors.

C. Until the Senior Indebtedness (other than Excess Senior Indebtedness) is Paid in Full, any Liens of Subordinated Creditors in the Collateral shall be and hereby are subordinated for all purposes and in all respects to the Liens of Senior Agent and Lenders in the Collateral, regardless of the time, manner or order of perfection of any such Liens. In the event that any Subordinated Creditor obtains any Liens in the Collateral in violation of subsection 2.7A(viii) or Section 18 of this Agreement, Subordinated Creditors (i) shall (or shall cause the Subordinated Creditors to) promptly execute and/or deliver to Senior Agent such termination statements and releases as Senior Agent shall reasonably request to effect the release of the Liens of such Subordinated Creditor in such Collateral and (ii) shall be deemed to have authorized Senior Agent to file any and all such termination statements required by Senior Agent in respect of such Liens. In furtherance of the foregoing, each Subordinated Creditor hereby irrevocably appoints Senior Agent as its attorney-in-fact, with full authority in the place and stead of such Subordinated Creditor and in the name of such Subordinated Creditor or otherwise, to execute and deliver any document or instrument which such Subordinated Creditor may be required to deliver pursuant to this subsection 2.7C.

D. Notwithstanding anything to the contrary contained in this Section 2.7, no Subordinated Creditor shall, prior to the Payment in Full of the Senior Indebtedness (other than Excess Senior Indebtedness), take any Enforcement Action to exercise on or otherwise enforce any Permitted Judgment Lien, or exercise any other rights or remedies solely in respect thereof (whether in the nature of foreclosure, any action described in clause (f) of the definition of

Enforcement Action, taking possession of any Collateral, exercising voting rights in respect of any equity securities constituting Collateral or otherwise and whether any such rights and remedies exist under the Subordinated Indebtedness Documents, at law or otherwise; provided, however, nothing herein shall prohibit any Subordinated Creditor from (i) exercising rights available to an unsecured creditor (other than those prohibited by Section 18), (ii) enforcing its right for such Permitted Judgment Lien to attach to the proceeds of any disposition of Collateral and defend the validity, enforceability and perfected status of such Permitted Judgment Lien). Each Subordinated Creditor hereby agrees that, in connection with its status as a holder of Permitted Judgment Liens, it will, at any time and from time to time promptly upon the written request of Senior Agent, release or otherwise terminate its Permitted Judgment Lien upon a particular item or items of Collateral to the extent such Collateral is sold or otherwise disposed of (i) by the holders of Senior Indebtedness (or any representative thereof), by strict foreclosure or by the record owner thereof with the consent of the Senior Agent, (ii) by an Obligor as permitted under the Subordinated Note Purchase Agreement or by an Obligor with the consent of the Senior Agent while a Senior Payment Default or Senior Covenant Default is continuing, provided that no Subordinated Creditor shall be under any obligation to release its Permitted Judgment Lien on such Collateral under this clause (ii) unless (x) the Net Cash Proceeds of the sale or disposition are applied to permanently reduce the amount of Senior Indebtedness outstanding (or to provide cash collateral for letters of credit issued under the Credit Agreement or Permitted Refinancing Loan Documents if no loans are outstanding thereunder), and (y) the Subordinated Creditors are permitted to retain a Permitted Judgment Lien subordinated hereunder on any Net Cash Proceeds from the disposition of such Collateral in excess of the Senior Indebtedness outstanding, (iii) by a Subordinated Creditor with the written consent of Senior Agent or (iv) pursuant to Section 363 of the Bankruptcy Code as consented to by Senior Agent; provided that no Subordinated Creditor shall be under any obligation to release its Permitted Judgment Lien on such Collateral under this clause (iv) unless (x) the Net Cash Proceeds of the sale or disposition are applied to permanently reduce the amount of Senior Indebtedness outstanding (or to provide cash collateral for letters of credit issued under the Credit Agreement or Permitted Refinancing Loan Documents if no loans are outstanding thereunder), and (y) the Subordinated Creditors are permitted to retain a Permitted Judgment Lien subordinated hereunder on any Net Cash Proceeds from the disposition of such Collateral in excess of the Senior Indebtedness outstanding.

2.8 Security Interests; Priorities.

A. Priorities. Each Secured Creditor hereby acknowledges that other Secured Creditors have been granted Liens upon the Collateral to secure their respective Secured Obligations. The Liens of the Senior Agent on the Collateral are and shall be senior and prior in right to the Liens of the Second Lien Creditors on the Collateral, and such Liens of the Second Lien Creditors on the Collateral are and shall be junior and subordinate to the Liens of the Senior Agent. The priorities of the Liens provided in this Section 2.8 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, replacement or Refinancing of any of the Secured Obligations, nor by any action or inaction which any of the Secured Creditors may take or fail to take in respect of the Collateral.

B. No Alteration of Priority. The priorities set forth in this Agreement are applicable irrespective of the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien in favor of each Secured Creditor in any Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any of the Documents.

C. Perfection; Contesting Liens. Each Secured Creditor shall be solely responsible for perfecting and maintaining the perfection of its Lien in the Collateral in which such Secured Creditor has been granted a Lien. The foregoing provisions of this Agreement are intended solely to govern the respective Lien priorities as among the Secured Creditors and shall not impose on any Secured Creditor any obligations in respect of the Disposition of proceeds of any Collateral that would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law. Each Secured Creditor agrees that it will not institute or join in any contest of the validity, perfection, priority or enforceability of the Liens of the other Secured Creditor in the Collateral or the enforceability of the Senior Indebtedness or the Second Lien Obligations; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Senior Agent or the Second Lien Creditors to enforce this Agreement, including the provisions hereof relating to Lien priority.

D. Proceeds of Collateral. Any Collateral or proceeds thereof received by any Second Lien Creditor including, without limitation, any such Collateral constituting proceeds, or any payment or Distribution, that may be received by any Second Lien Creditor (a) in connection with the exercise of any right or remedy (including any right of setoff) with respect to the Collateral, (b) in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), (c) from the collection or other Disposition of, or realization on, the Collateral, whether or not pursuant to a Proceeding or (d) in violation of this Agreement, shall be segregated and held in trust and promptly paid over to the Senior Agent, for the benefit of the Lenders, in the same form as received, with any necessary endorsements, and each Second Lien Creditor hereby authorizes the Senior Agent to make any such endorsements as agent for the Second Lien Creditors (which authorization, being coupled with an interest, is irrevocable).

E. Release of Collateral Upon Permitted Collateral Sale. Each Second Lien Creditor, shall at any time in connection with any Permitted Collateral Sale: (a) upon the request of the Senior Agent with respect to the Collateral subject to such Permitted Collateral Sale, release or otherwise terminate its Liens on such Collateral (and/or, in the case of a Permitted Collateral Sale consisting of the sale or disposition of all or substantially all of the equity interests or assets of any Guarantor, release such Guarantor from its obligations under the Subordinated Indebtedness Documents), (b) promptly deliver such terminations of financing statements, partial lien releases, mortgage satisfactions and discharges, endorsements, assignments or other instruments of transfer, termination or release (collectively, “Release Documents”) and take such further actions as the Senior Agent shall reasonably require in order to release and/or terminate such Second Lien Creditor’s Liens on the Collateral (or release such Guarantor) subject to such Permitted Collateral Sale and (c) be deemed to have consented under the Subordinated Indebtedness Documents to such Permitted Collateral Sale free and clear of the Second Lien Creditor’ security interest (it being understood that the Second Lien Creditors shall still, subject to the terms of this Agreement, have a security interest with respect to the proceeds of such Collateral) and to have waived the provisions of the Subordinated Indebtedness Documents to the extent necessary to permit such transaction

F. Release of Collateral Upon Release Event. Each Second Lien Creditor, shall, at any time in connection with a Release Event with respect to any Collateral: (a) upon the request of the Senior Agent with respect to the Collateral subject to such Release Event (which request will specify the principal proposed terms of the sale and the type and amount of consideration expected to be received in connection therewith), release or otherwise terminate its Liens on such Collateral (and/or, in the case of a Permitted Collateral Sale consisting of the sale or disposition of all or substantially all of the equity interests or assets of any Guarantor, release such Guarantor from its obligations under the relevant Subordinated Indebtedness Documents), to the extent the Disposition of such Collateral is either by (i) the Senior Agent or its agents or representatives or (ii) any Obligor with the consent or at the direction of the Senior Agent or the Lenders, (b) be deemed to have consented under the Subordinated Indebtedness Documents to such Disposition free and clear of the Second Lien Creditors’ Liens (it being understood that the Second Lien Creditors shall still, subject to the terms of this Agreement, have a security interest with respect to the proceeds of such Collateral) and to have waived the provisions of the Subordinated Indebtedness Documents to the extent necessary to permit such transaction and (c) deliver such Release Documents and take such further actions as Senior Agent may reasonably require in connection therewith; provided that, such release by the Second Lien Creditors shall not extend to or otherwise affect any of the rights of the Second Lien Creditors to the proceeds from any such Disposition of Collateral.

G. Power of Attorney. Each Second Lien Creditor, hereby irrevocably constitutes and appoints the Senior Agent and any officer of the Senior Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Lien Creditor and in the name of such Second Lien Creditor or in the Senior Agent’s own name, from time to time in the Senior Agent’s discretion, for the purpose of carrying out the terms of Sections 2.8E and 2.8F hereof, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of such Sections, including any Release Documents, and, in addition, to take any and all other appropriate and commercially reasonable action for the purpose of carrying out the terms of such Sections, such power of attorney being coupled with an interest and irrevocable. Each Second Lien Creditor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in this Section 2.8G. No Person to whom this power of attorney is presented, as authority for the Senior Agent to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from any Second Lien Creditor as to the authority of the Senior Agent to take any action described herein, or as to the existence of or fulfillment of any condition to this power of attorney, which is intended to grant to the Senior Agent the authority to take and perform the actions contemplated herein. Each Second Lien Creditor irrevocably waives any right to commence any suit or action, in law or equity, against any Person which acts in reliance upon or acknowledges the authority granted under this power of attorney.

H. Waiver. Each of the Senior Agent, on behalf of each of the Lenders, and of each of the Second Lien Creditors, (a) waives any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations under the Documents and notice of or proof of reliance by the Secured Creditors upon this Agreement and protest, demand for payment or notice except to the extent otherwise specified herein and (b) acknowledges and agrees that the other Secured Creditors have relied upon the Lien priority and other provisions hereof in entering into the Documents and in making funds available to the Borrowers thereunder.

I. Notice of Interest In Collateral. This Agreement is intended, in part, to constitute an authenticated notification of a claim by each Secured Creditor to the other Secured Creditors of an interest in the Collateral in accordance with the provisions of Sections 9-611 and 9-621 of the UCC.

J. New Liens. So long as the Second Lien Loans have not been Paid in Full, the parties hereto agree that no additional Liens (other than DIP Liens) shall be granted or permitted on any asset of the Borrowers or any other Obligor to secure the Senior Indebtedness unless, subject to the terms of this Agreement, immediately after giving effect to such grant or concurrently therewith, a junior and second Lien shall be offered to the Second Lien Creditors, on such asset to secure the Second Lien Loans.

K. Similar Liens and Agreements. The parties hereto acknowledge and agree that (subject to the preceding Section 2.8J) it is their intention that the Collateral securing the Senior Indebtedness and the Collateral securing the Second Lien Loans as of the date hereof be identical in all material respects. In furtherance of the foregoing, and subject to the preceding Section 2.8J, the parties hereto agree:

(a) to cooperate in good faith in order to determine, upon any request by the Senoir Agent or the Second Lien Creditors, the specific assets included in the Collateral securing their respective Secured Obligations, the steps taken to perfect the Liens thereon and the identity of the respective parties obligated under any Document;

(b) that the documents, agreements and instruments creating or evidencing the Liens of such parties in the Collateral, as of the date hereof, are in all material respects substantively similar, other than with respect to the relative priority of the Liens created or evidenced thereunder; and

(c) any Lien obtained by any Secured Creditor in respect of any judgment obtained in respect of any Secured Obligations shall be subject in all respects to the terms of this Agreement.

2.9 Enforcement of Security.

A. Management of Collateral. Subject to the other terms and conditions of this Agreement, the Senior Agent and the Lenders shall have the exclusive right to manage, perform and enforce the terms of the Loan Documents (or Permitted Refinancing Loan Documents) with respect to the Collateral, to exercise and enforce all privileges and rights thereunder according to their sole discretion and the exercise of their sole business judgment, including the exclusive right to take or retake control or possession of the Collateral and to hold, prepare for sale, process, Dispose of, or liquidate the Collateral and to incur expenses in connection with such Disposition and to exercise all the rights and remedies of a secured lender under the UCC of any applicable jurisdiction. In conducting any public or private sale under the UCC, the Senior Agent shall give the Second Lien Creditors such notice (a “UCC Notice”) of such sale as may be required by the applicable UCC; provided, however, that 10 days’ notice shall be deemed to be commercially reasonable notice. Except as specifically provided in this Section 2.9 or 2.11 below, notwithstanding any rights or remedies available to a Second Lien Creditor under any of the Subordinated Indebtedness Documents, applicable law or otherwise, no Second Lien Creditor shall, directly or indirectly, take any Enforcement Action with respect to all or any portion of the Collateral. The failure of the Senior Agent to give any UCC Notice shall not affect the relative priorities of the Senior Agent’s Liens as provided herein or the validity or effectiveness of any notices or demands as against any Borrower or any Obligor and in no event will the Senior Agent or any Lender have any obligation to obtain the consent of any Second Lien Creditor with respect to any actions taken or contemplated to be taken (or not taken) with respect to any Enforcement Action. Each Obligor, by its acknowledgment hereto, hereby consents and agrees to each Secured Creditor providing any such information to the other Secured Creditors and to such actions by the Secured Creditors and waives any rights or claims against any Secured Creditors arising as a result of such information or actions.

B. Permitted Actions. Nothing contained herein shall be construed to limit or impair in any way the right of: (a) any Secured Creditor to bid for or purchase Collateral at any private or judicial foreclosure upon such Collateral initiated by Senior Agent or any Lender, (b) any Secured Creditor to join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to the Collateral initiated by another Secured Creditor for the sole purpose of protecting such Secured Creditor’s Lien on the Collateral, so long as it does not delay or interfere with the exercise by such other Secured Creditor of its rights under this Agreement, the Documents and under applicable law and (b) the Second Lien Creditors to receive any remaining proceedings of Collateral after the Senior Indebtedness (other than Excess Senior Indebtedness) has been Paid in Full.

2.10 Collateral In Possession.

A. In the event that the Senior Agent takes possession of or has “control” (as such term is used in the UCC as in effect in each applicable jurisdiction) over any Collateral for purposes of perfecting its Lien therein, the Senior Agent shall be deemed to be holding such Collateral as representative for the Secured Creditors, including the Second Lien Creditors, solely for purposes of perfection of its Lien under the UCC; provided that the Senior Agent shall not have any duty or liability to protect or preserve any rights pertaining to any of the Collateral for the Second Lien Creditors. Promptly following the Payment in Full of the Senior Indebtedness, the Senior Agent shall, upon the request of the Second Lien Creditors, deliver the remainder of the Collateral, if any, in its possession to the designee of the Second Lien Creditors (except as may otherwise be required by applicable law or court order).

B. In the event that any Second Lien Creditor takes possession of or has “control” (as such term is used in the UCC as in effect in each applicable jurisdiction) over any Collateral for purposes of perfecting its Lien therein, such Second Lien Creditor shall be deemed to be holding such Collateral as representative for the Secured Creditors, including the Senior Agent and the Lenders, solely for purposes of perfection of its Lien under the UCC; provided that such Second Lien Creditor shall not have any duty or liability to protect or preserve any rights pertaining to any of the Collateral for the Senior Agent or the Lenders.

C. It is understood and agreed that this Section 2.10 is intended solely to assure continuous perfection of the Liens granted under the applicable Documents, and nothing in this Section 2.10 shall be deemed or construed as altering the priorities or obligations set forth elsewhere in this Agreement. The duties of each party under this Section 2.10 shall be mechanical and administrative in nature, and no party shall have, or be deemed to have, by reason of this Agreement or otherwise a fiduciary relationship in respect of the other party.

2.11 Waiver of Marshalling and Similar Rights. Each Secured Creditor, to the fullest extent permitted by applicable law, waives as to each other Secured Creditor any requirement regarding, and agrees not to demand, request, plead or otherwise claim the benefit of, any marshalling, appraisement, valuation or other similar right that may otherwise be available under applicable law.

2.12 Insurance and Condemnation Awards. So long as the Senior Indebtedness has not been Paid in Full, the Senior Agent shall have the exclusive right, subject to the rights of the Obligors under the Loan Documents (or Permitted Refinancing Loan Documents), to settle and adjust claims in respect of Collateral under policies of insurance and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Collateral. After the Payment in Full of the Senior Indebtedness, the Second Lien Creditors shall have the exclusive right, subject to the rights of the Obligors under the Subordinated Indebtedness Documents, to settle and adjust claims in respect of Collateral under policies of insurance and to approve any award granted in condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Collateral.

2.13 Bankruptcy Matters.

A. Bankruptcy. This Agreement shall be applicable both before and after the filing of any petition by or against any Obligor under the Bankruptcy Code or any other Proceeding and all converted or succeeding cases in respect thereof, and all references herein to any Obligor shall be deemed to apply to the trustee for such Obligor and such Obligor as a debtor-in-possession. The relative rights of the Senior Agent and the Lenders and the Second Lien Creditors in respect of any Collateral or proceeds thereof shall continue after the filing of such petition on the same basis as prior to the date of such filing, subject to any court order approving the financing of, or use of cash collateral by, any Obligor. This Agreement shall constitute a “subordination agreement” for the purposes of Section 510(a) of the Bankruptcy Code and shall be enforceable in any Proceeding in accordance with its terms.

B. Post Petition Financing; Adequate Protection.

(a) If any Obligor or Obligors shall become subject to Proceedings and such Obligor or Obligors as debtor(s)-in-possession (or a trustee appointed on behalf of such Obligor or Obligors) shall move for either approval of financing (“DIP Financing”) to be provided by one or more of the Lenders (or to be provided by any other person or group of persons with the consent of the Lenders) under Section 364 of the Bankruptcy Code or the use of cash collateral with the consent of the Lenders under Section 363 of the Bankruptcy Code, the Second Lien Creditors agree as follows: (i) adequate notice to Second Lien Creditors for such DIP Financing or use of cash collateral shall be deemed to have been given to the Second Lien Creditors if the Second

Lien Creditors receive notice in advance of the hearing to approve such DIP Financing or use of cash collateral on an interim basis and at least 5 Business Days in advance of the hearing to approve such DIP Financing or use of cash collateral on a final basis, (ii) such DIP Financing (and any Senior Indebtedness which arose prior to the Proceeding) may be secured by Liens on all or a part of the assets of the Obligors which shall be superior in priority to the Liens on the assets of the Obligors held by any other Person, (iii) the Second Lien Creditors will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in Section 2.13B(b) below, (iv) the Second Lien Creditors will subordinate (and will be deemed hereunder to have subordinated) the all of their Liens on the Collateral (A) to the Liens securing such DIP Financing (the “DIP Liens”) on the same terms (but on a basis junior to the Liens of the Lenders) as the Liens of the Lenders are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (B) to any “replacement Liens” granted to the Lenders as adequate protection of their interests in the Collateral (the “Senior Adequate Protection Liens”) and (C) to any “carve-out” agreed to by the Senior Agent or the other Lenders and (v) the Second Lien Creditors shall not contest or oppose in any manner any adequate protection provided to the Lenders as adequate protection of their interests in the Collateral, any DIP Financing or any cash collateral use and shall be deemed to have waived any objections to such adequate protection, DIP Financing or cash collateral use, including, without limitation, any objection alleging Obligors’ failure to provide “adequate protection” of the interests of the Second Lien Creditors in the Collateral.

(b) Adequate Protection. Notwithstanding the foregoing provisions in this Section 2.13, in any Proceeding, if the Lenders (or any subset thereof) are granted adequate protection in the form of Senior Adequate Protection Liens, the Second Lien Creditors may seek (and the Lenders may not oppose) adequate protection of their interests in the Collateral in the form of (i) a replacement Lien on the additional collateral subject to the Senior Adequate Protection Liens (the “Junior Adequate Protection Liens”), which Junior Adequate Protection Liens, if granted, will be subordinate to all Liens securing the Senor Indebtedness (including, without limitation, the Senior Adequate Protection Liens and any “carve-out” agreed to by the Senior Agent or the other Lenders) and any Liens securing debtor-in-possession financing (whether or not constituting DIP Financing) on the same basis as the other Liens securing the Second Lien Obligations are so subordinated under this Agreement (provided that any failure of the Second Lien Creditors to obtain such Junior Adequate Protection Liens shall not impair or otherwise affect the agreements, undertakings and consents of the Second Lien Creditors pursuant to Section 2.13B(a)) and (ii) superpriority claims under Section 507(b) of the Bankruptcy Code junior in all respects to the superpriority claims granted under Section 507(b) of the Bankruptcy Code to the Senior Agent and the Lenders on account of any of the Senior Indebtedness or granted under Section 364(c)(1) of the Bankruptcy Code with respect to any debtor-in-possession financing (whether or not constituting DIP Financing) or use of cash collateral; provided that the inability of the Second Lien Creditors to receive a Lien on actions under Chapter 5 of the Bankruptcy Code or proceeds thereof shall not affect the agreements and waivers set forth in this Section 2.13; and provided, further, that the Second Lien Creditors shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code in any stipulation and/or order granting such adequate protection, that any such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such junior superpriority claims. Except as expressly set forth above, the Second Lien Creditors may not seek post-petition interest and/or adequate protection payments in any Proceeding, and the Senior Agent and the Lenders may oppose any payments proposed to be made by any Obligor to the Second Lien Creditors. Furthermore, in the event that any Second Lien Creditor actually receives any post-petition interest and/or adequate protection payments in any Proceeding, the same shall be segregated and held in trust and promptly paid over to the Senior Agent, for the benefit of the Lenders, in the same form as received, with any necessary endorsements, and each Second Lien Creditor hereby authorizes the Senior Agent to make any such endorsements as agent for the Second Lien Creditors (which authorization, being coupled with an interest, is irrevocable) to be held and/or applied by Senior Agent in accordance with the terms of the Loan Documents (or any Permitted Refinancing Loan Documents) until all Senior Indebtedness (other than Excess Senior Indebtedness) is Paid In Full before any of the same shall be made to one or more of the Second Lien Creditors, and each Second Lien Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such payments to the Senior Agent.

C. Sale of Collateral; Waivers. The Second Lien Creditors agree that they will not object to or oppose a Disposition of any Collateral securing the Senior Indebtedness (or any portion thereof) free and clear of Liens or other claims under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code, if the Lenders have consented to such or Disposition of such assets,; provided that the Second Lien Creditors, may raise any objections to any such Disposition of such Collateral that could be raised by any creditor of the Obligors whose claims were not secured by any Liens on such Collateral, provided such objections are not inconsistent with any other term or provision of this Agreement and are not based on the status of the Second Lien Creditors as secured creditors (without limiting the foregoing, the Second Lien Creditors may not raise any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code to secured creditors (or by any comparable provision of any Bankruptcy Law)) with respect to the Liens granted to the Second Lien Creditors. The Second Lien Creditors waive any claim they may now or hereafter have arising out of the Lenders’ election in any proceeding instituted under Chapter 11 of the Bankruptcy Code of the application of Section 1111(b)(2) of the Bankruptcy Code. The Second Lien Creditors agree not to initiate or prosecute or join with any other Person to initiate or prosecute any claim, action or other proceeding (i) challenging the enforceability of the Lenders’ claims as fully secured claims with respect to all or part of the Senior Indebtedness or for allowance of any Senior Indebtedness (including those consisting of post-petition interest, fees or expenses) or opposing any action by the Senior Agent or the Lenders to enforce their rights or remedies arising under the Loan Documents (or Permitted Refinancing Loan Documents) in a manner which is not prohibited by the terms of this Agreement, (ii) challenging the enforceability, validity, priority or perfected status of any Liens on assets securing the Senior Indebtedness under the Loan Documents (or Permitted Refinancing Loan Documents), (iii) asserting any claims which the Obligors may hold with respect to the Lenders, (iv) seeking to lift the automatic stay to the extent that such action is opposed by the Senior Agent or (v) opposing a motion by the Senior Agent to lift the automatic stay. The Lenders agree not to initiate or prosecute or join with any person to initiate or prosecute any claim, action or other proceeding challenging the enforceability, validity, priority or perfected status of any Liens on assets securing the Second Lien Loans under the Subordinated Indebtedness Documents.

D. Invalidated Payments. To the extent that the Lenders receive payments on the Senior Indebtedness or proceeds of Collateral for application to the Senior Indebtedness which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under the Bankruptcy Code, any other federal, state or foreign bankruptcy, insolvency or other similar law, common law, equitable cause or otherwise (and whether as a result of any demand, settlement, litigation or otherwise) (each a “First Lien Avoidance”), then to the extent of such payment or proceeds received, such Secured Obligations, or part thereof, intended to be satisfied by such payment or proceeds shall be revived and continue in full force and effect as if such payments or proceeds had not been received by the Lenders, and this Agreement, if theretofore terminated, shall be reinstated in full force and effect as of the date of such First Lien Avoidance, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the Lenders and the Second Lien Creditors provided for herein with respect to any event occurring on or after the date of such First Lien Avoidance. The Second Lien Creditors agree that none of them shall be entitled to benefit from any First Lien Avoidance, whether by preference or otherwise, it being understood and agreed that the benefit of such First Lien Avoidance otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement

2.14 Separate Grants of Security and Separate Classification. Each Second Lien Creditor acknowledges and agrees that (a) the grants of Liens pursuant to the Loan Documents (or Permitted Refinancing Loan Documents) and the Subordinated Indebtedness Documents constitute two separate and distinct grants of Liens and (b) because of their differing rights in the Collateral, the Second Lien Loans are fundamentally different from the Senior Indebtedness and must be separately classified in any plan of reorganization proposed or adopted in an Proceeding. The Second Lien Creditors shall not seek in any Proceeding to be treated as part of the same class of creditors as the Lenders and shall not oppose any pleading or motion by the Senior Agent or the Lenders for the Lenders and the Second Lien Creditors to be treated as separate classes of creditors. Notwithstanding the foregoing, if it is held that the claims of the Lenders and Second Lien Creditors in respect of the Collateral constitute only one claim (rather than separate classes of senior and junior claims), then the Second Lien Creditors hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior claims against the Obligors in respect of the Collateral, with the effect being that, to the extent that the aggregate value of the Collateral exceeds the amount of the Senior Indebtedness, the Lenders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, and fees, costs and charges incurred subsequent to the commencement of the applicable Insolvency Proceeding before any distribution is made in respect of any of the claims held by the Second Lien Creditors. The Second Lien Creditors hereby acknowledge and agree to turn over to the Senior Agent for the benefit of the Lenders amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of the preceding sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Creditors.

3.	Continued Effectiveness of this Agreement; Modifications to Senior Indebtedness.

(a) The terms of this Agreement, the subordination effected hereby, and the rights and the obligations of the Subordinated Creditors, Senior Agent and Lenders arising hereunder, shall not be affected, modified or impaired in any manner or to any extent by: (i) any amendment or modification of or supplement to the Credit Agreement, any other Loan Document or any Permitted Refinancing Loan Document (to the extent such amendment, modification or supplement is not prohibited under the terms of this Agreement) or any Subordinated Indebtedness Document; (ii) the validity or enforceability of any of such documents; or (iii) any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Indebtedness or the Subordinated Indebtedness or any of the instruments or documents referred to in clause (i) above.

(b) Senior Agent and Lenders may at any time and from time to time without the consent of or notice to any Subordinated Creditor (other than such notice required by applicable law), without incurring liability to any Subordinated Creditor and without impairing or releasing the obligations of any Subordinated Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any Senior Indebtedness, or amend, supplement, restate or otherwise modify in any manner any Loan Document or Permitted Refinancing Loan Document; provided that Lenders shall not, without the prior written consent of the holders of greater than fifty percent (50%) of the then outstanding principal balance of the Subordinated Notes, agree to any modification, amendment or supplement to the Loan Documents or Permitted Refinancing Loan Documents, the effect of which is to (i) increase any applicable interest rate (including, without limitation, by changing the definition of any term used in the calculation thereof) with respect to the Senior Indebtedness by more than 300 basis points in excess of the highest rate set forth in the Credit Agreement as in effect on the Amendment No. 2 Effective Date (excluding, without limitation, fluctuations in underlying rate indices and imposition of a default rate of 2% per annum), (ii) directly prohibit or restrict the payment of principal of, interest on, or other amounts payable with respect to the Subordinated Indebtedness in a manner that is more restrictive than the prohibitions and restrictions contained in the Credit Agreement as of the date hereof, (iii) change the final maturity date of the Senior Indebtedness to a date later than June 7, 2015, (iv) increase the sum of the (i) principal amount the loans, (ii) Deferred Fee Obligations and (iii) undrawn amount of all outstanding Letters of Credit and the unreimbursed amount of all Letters of Credit, in each case outstanding under the Loan Documents or Permitted Refinancing Loan Documents, to an amount in excess of the Senior Debt Limit, (v) (w) increase the administrative agent’s fee by an amount equal to more than 50% of the administrative agent’s fee provided in the Loan Documents as of the date hereof, (x) increase the “Unused Commitment Fee” (as such term is defined in the Credit Agreement as of the date hereof) by more than 100 basis points per annum, (y) increase the fee payable under Section 2.11(b)(ii) of the Credit Agreement as of the date hereof, except as a result of any increase in the “Applicable Margin for Eurodollar Rate Loans” (as defined in the Loan Documents or Permitted Refinancing Loan Documents) permitted by this Agreement, or (z) impose any new fees that are payable on a recurring basis, it being understood that fees payable in connection with waivers, amendments, extensions of new credit and other events are not prohibited by this clause (z), (vi) decrease the average weighted life to maturity of the Senior Indebtedness by more than one year or (vii) except in connection with “Permitted Liens” (as such term is defined in the Credit Agreement as of the date hereof) or DIP Liens, subordinate in right of payment any of the Senior Indebtedness to any other Indebtedness. In making any calculation under clause (vi) of this subsection 3(b), (x) all changes to repayment, redemption and prepayment provisions shall be counted toward the limit imposed by such clause (vi) and the net effect (that is, after taking into account reductions in or waivers of repayment, redemption or prepayment requirements that increased the average weighted life to maturity of the Senior Indebtedness) shall be tested and (y) each repayment, redemption or prepayment that is amended (or waived) shall be applied to all installments of principal in accordance with the Credit Agreement as though scheduled on the date hereof, and the average weighted life to maturity shall be calculated based on such application and the resulting average weighted life to maturity will be compared to the average weighted life to maturity after applying to all installments of principal such prepayment without giving effect to such amendment or waiver.

4. Representations and Warranties. Each Subordinated Creditor hereby represents and warrants (as to itself and not as to any other Subordinated Creditor) to Senior Agent and Lenders as follows:

4.1 Existence and Power. Such Subordinated Creditor is duly organized, validly existing and in good standing under the laws of the state of its incorporation, organization or formation, as applicable.

4.2 Authority. Such Subordinated Creditor has the power and authority to execute, deliver and perform its obligations under this Agreement, all of which have been duly authorized by all proper and necessary action and are not prohibited by the organizational documents of such Subordinated Creditor.

4.3 Binding Agreements. This Agreement constitutes the legal valid and binding obligation of such Subordinated Creditor, enforceable against such Subordinated Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.

4.4 Conflicting Agreements. The execution, delivery and performance of this Agreement by such Subordinated Creditor does not (a) contravene the terms of such Subordinated Creditor’s organization documents, (b) conflict with or result in any material breach or contravention of, or result in the creation of any lien under, any material contract or agreement to which such Person is a party or to which its property is subject or any order, injunction, writ or decree of any governmental authority to which such Person or its property is subject or (c) violate any law, rule or regulation binding upon such Person or its property.

4.5 No Divestiture. On the date hereof, such Subordinated Creditor is the current owner and holder of the Subordinated Note and all other Subordinated Indebtedness Documents.

4.6 Default under Subordinated Indebtedness Documents. On the date hereof, to the knowledge of the Subordinated Creditors, no default exists under or with respect to the Subordinated Note or any of the other Subordinated Indebtedness Documents.

5. Cumulative Rights, No Waivers. Each and every right, remedy and power granted to Senior Agent or Lenders hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein, in the Credit Agreement, the other Loan Documents or Permitted Refinancing Loan Documents or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by Senior Agent or Lenders, from time to time, concurrently or independently and as often and in such order as Senior Agent or Lenders may deem expedient. Any failure or delay on the part of Senior Agent or Lenders in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect Senior Agent’s or Lenders’ right thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of Senior Agent’s or Lenders’ rights hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto. No Obligor shall have any right, remedy or power under this Agreement except as expressly set forth herein.

6. Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by Senior Agent or any Subordinated Creditor therefrom, shall not be effective in any event unless the same is in writing and signed by Senior Agent and the holders of greater than fifty percent (50%) of the then outstanding principal balance of the Subordinated Notes, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific instance and for the specific purpose given. Any notice to or demand on any Subordinated Creditor in any event not specifically required of Senior Agent hereunder shall not entitle any Subordinated Creditor to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

7. Additional Documents and Actions. Each Subordinated Creditor at any time, and from time to time, after the execution and delivery of this Agreement, upon the request of Senior Agent and at the expense of Borrowers, promptly will execute and deliver such further documents and do such further acts and things as Senior Agent may reasonably request in order to effect fully the purposes of this Agreement.

8. Notices. All notices and communications under this Agreement shall be in writing and shall be (i) delivered in person, (ii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, (iii) delivered by overnight express courier, or (iv) sent by telecopy (with such telecopy to be confirmed promptly in writing sent in accordance with clauses (i), (ii) or (iii) above), addressed in each case as follows:

If to a Subordinated Creditor:

At its address beneath its signature

On the Signature pages hereto

If to any Obligor:

The Princeton Review, Inc.
111 Speen Street, Suite 550
Framingham, MA 01701
Attention:	General Counsel
Telecopy:	(508) 663-5115

with a copy to:

Goodwin Proctor LLP
Exchange Place
53 State Street
Boston, MA 02109
Attention:	E. Matson Sibble, Jr., Esq.
Telecopy:	(617) 523-1231

If to Senior Agent:

General Electric Capital Corporation
2325 Lakeview Parkway, Suite 700
Alpharetta, GA 30009
Attention:	Account Manager - The Princeton Review, Inc.
Telecopy:	(678) 624-7903

with a copy to:

General Electric Capital Corporation
500 West Monroe Street
Chicago, Illinois 60661
Attention:	Legal Services
Corporate Finance
Telecopy:	(312) 441-6876

or to any other address, as to any of the parties hereto, as such party shall designate in a written notice to the other parties hereto. All notices sent pursuant to the terms of this Section 8 shall be deemed received (i) if personally delivered, then on the Business Day of delivery, (ii) if sent by overnight, express carrier, on the next Business Day immediately following the day sent, (iii) if sent by registered or certified mail, on the earlier of the third Business Day following the day sent or when actually received or (iv) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. New York time, otherwise on the next Business Day.

9. Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement.

10. Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of Senior Agent and Lenders and shall be binding upon the successors and assigns of Subordinated Creditors and Obligors.

11. Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement (or any notice or agreement delivered pursuant to the terms hereof) by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

12. Defines Rights of Creditors; Subrogation.

A. The provisions of this Agreement are solely for the purpose of defining the relative rights of the Subordinated Creditors, Senior Agent and Lenders and shall not be deemed to create any rights or priorities in favor of any other Person, including, without limitation, any Obligor. As between the Obligors and the Subordinated Creditors, nothing contained herein shall impair the unconditional and absolute obligation of the Obligors to the Subordinated Creditors to pay the Subordinated Indebtedness as such Subordinated Indebtedness shall become due and payable in accordance with the Subordinated Indebtedness Documents. The failure of any Obligor to make any payment to any Subordinated Creditor due to the operation of this Agreement shall not be construed as prohibiting the occurrence of a Subordinated Default.

B. Subject to the Payment in Full of the Senior Indebtedness, in the event and to the extent cash, property or securities otherwise payable or deliverable to the holders of the Subordinated Indebtedness shall have been applied pursuant to this Agreement to the payment of Senior Indebtedness, then and in each such event, the holders of the Subordinated Indebtedness shall be subrogated to the rights of each holder of Senior Indebtedness to receive any further payment or distribution in respect of or applicable to the Senior Indebtedness; and, for the purposes of such subrogation, no payment or distribution to the holders of Senior Indebtedness of any cash, property or securities to which any holder of Subordinated Indebtedness would be entitled except for the provisions of this Agreement shall, and no payment over pursuant to the provisions of this Agreement to the holders of Senior Indebtedness by the holders of the Subordinated Indebtedness shall, as between any Obligor, its creditors other than the holders of Senior Indebtedness and the holders of Subordinated Indebtedness, be deemed to be a payment by such Obligor to or on account of Senior Indebtedness.

13. Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Indebtedness Documents, the provisions of this Agreement shall control and govern.

14. Statement of Indebtedness to Subordinated Creditors. Borrowers will furnish to (a) Senior Agent upon its reasonable request, a statement of the indebtedness owing from Obligors to Subordinated Creditors, and will give Senior Agent access to the books of Obligors in accordance with the Credit Agreement so that Senior Agent can make a full examination of the status of such indebtedness, and (b) each Subordinated Creditor upon its reasonable request, a statement of the indebtedness owing from Obligors to Senior Agent and Lenders, and will give each Subordinated Creditor access to the books of Obligors in accordance with the Subordinated Note Purchase Agreement so that each Subordinated Creditor can make a full examination of the status of such indebtedness.

15. Headings. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

16. Termination. This Agreement shall terminate upon the indefeasible Payment in Full of the Senior Indebtedness; provided, however, this Agreement shall be reinstated if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of the Senior Indebtedness or any representative of such holder and the Senior Indebtedness, or portion thereof, intended to have been satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

17. Subordinated Default Notice. The Subordinated Creditors and Borrowers each shall provide Senior Agent with a Subordinated Default Notice upon the occurrence of each Subordinated Default, and the Subordinated Creditors and Borrowers each shall notify Senior Agent in the event such Subordinated Default is cured or waived.

18. No Contest of Senior Indebtedness or Liens; No Security for Subordinated Indebtedness. Each Subordinated Creditor agrees that it will not, and will not encourage any other Person to, at any time, contest the validity, perfection, priority or enforceability of the Senior Indebtedness or Liens in the Collateral granted to Senior Agent pursuant to the Credit Agreement, the other Loan Documents or the Permitted Refinancing Loan Documents or accept or take any collateral security for the Subordinated Indebtedness (other than Permitted Judgment Liens).

19. Governing Law. The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement.

20. Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America sitting in New York, New York for the Southern District of New York and, by execution and delivery of this Agreement, each Subordinated Creditor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

21. WAIVER OF JURY TRIAL. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

22. Purchase Option.

22.1 Purchase Notice. Within three (3) Business Days following acceleration of the Senior Indebtedness, the Senior Agent shall deliver to the Subordinated Creditors written notice of any such expiration, failure and/or acceleration (as applicable), and Subordinated Creditors (or any of them acting in concert), during a period of ten (10) Business Days after the delivery of such written notice from the Senior Agent, shall have the option to purchase from the Lenders all (but not less than all) of the Senior Indebtedness (including any unfunded commitments) by giving a written notice (the “Purchase Notice”) to Senior Agent prior to the expiration of such ten (10) Business Day period (the Subordinated Creditor or Subordinated Creditors, as the case may be, giving the Purchase Notice being herein referred to individually as a “Purchasing Creditor” and collectively as the “Purchasing Creditors”). The Purchase Notice from the Purchasing Creditors to Senior Agent shall be irrevocable.

22.2 Purchase Option Closing. On the date specified by the Purchasing Creditors in the Purchase Notice (which shall not be less than three (3) Business Days nor more than five (5) Business Days after the receipt by Senior Agent of the Purchase Notice), Lenders shall sell to the Purchasing Creditors, and the Purchasing Creditors shall purchase from Lenders, all of the Senior Indebtedness (including any unfunded commitments), and during such period, absent Exigent Circumstances, Senior Agent shall not take any Enforcement Action against the Collateral without the consent of the Purchasing Creditors (other than exercise of control over the Obligors’ payment Collateral, including accounts, instruments, chattel paper, letters of credit, deposit accounts, securities accounts, payment intangibles, letter-of-credit rights and supporting obligations, as those terms are defined in the Uniform Commercial Code).

22.3 Purchase Price. Such purchase and sale shall be made by execution and delivery by the Purchasing Creditors of an Assignment and Acceptance Agreement in the form attached to the Credit Agreement or the equivalent form under any Permitted Refinancing Loan Documents. Upon the date of such purchase and sale, the Purchasing Creditors shall (i) pay to Senior Agent for the benefit of Lenders as the purchase price therefor the full amount of all the Senior Indebtedness then outstanding and unpaid (including principal, interest, fees, Eurodollar breakage or similar breakage amounts, and expenses, including reasonable attorneys’ fees and expenses), without regard to any prepayment penalty or premium, (ii) furnish cash collateral to Senior Agent with respect to any outstanding letters of credit that were issued pursuant to the Credit Agreement or any Permitted Refinancing Loan Documents, as applicable, in such amounts as are required under the Credit Agreement or, after consummation of a Permitted Refinancing, the Permitted Refinancing Loan Documents (provided, that such collateralization shall not exceed 105% of the aggregate then undrawn face amount of all such letters of credit), (iii) agree to reimburse Senior Agent and the Lenders for any loss, cost, damage or expense

(including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit under the Credit Agreement or, after consummation of a Permitted Refinancing, the Permitted Refinancing Loan Documents as described above and any checks or other payments provisionally credited to the Senior Indebtedness, and/or as to which Lenders have not yet received final payment and (iv) agree to reimburse (or, to the extent required by the Senior Agent, back by stand-by letters of credit (issued by issuers acceptable to the Senior Agent) or cash collateral in a manner and pursuant to documents satisfactory to Senior Agent) Lenders in respect of bona fide indemnification obligations of the Obligors under the Loan Documents or Permitted Refinancing Loan Documents, as the case may be, as to matters or circumstances that could reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to Senior Agent or Lenders. Such purchase price and cash collateral shall be remitted by wire transfer of immediately available Dollars to such bank account of Senior Agent as Senior Agent may designate in writing to the Purchasing Creditors for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the Purchasing Creditors to the bank account designated by Senior Agent are received in such bank account prior to 1:00 p.m. New York time and interest shall be calculated to and including such Business Day if the amounts so paid by the Purchasing Creditors to the bank account designated by Senior Agent are received in such bank account later than 1:00 p.m. New York time.

22.4 Nature of Sale. Such purchase and sale shall be expressly made without representation or warranty of any kind by Senior Agent or any Lender as to the Senior Indebtedness or otherwise and without recourse to Senior Agent or any Lender, except for several (not joint) representations and warranties as to the following: (i) the notional amount of the Senior Indebtedness being purchased from such Lender (including as to the principal of and accrued and unpaid interest on such Senior Indebtedness, and fees and expenses in respect thereof and the amount payable upon termination in the case of hedging or similar obligations), (ii) that such Lender owns such Senior Indebtedness free and clear of any Liens created by such Lender, and (iii) such Lender has the full right and power to assign such Senior Indebtedness and such assignment has been duly authorized by all necessary action by such Lender.

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IN WITNESS WHEREOF, Subordinated Creditors, the Obligors and Senior Agent have caused this Agreement to be executed as of the date first above written.

SUBORDINATED CREDITORS:

SANKATY CREDIT OPPORTUNITIES IV, L.P.

By:	/s/ Michael Ewald
Name: Michael Ewald
Title: Authorized Signatory

c/o Sankaty Advisors, LLC
Attn: Carolyn Clark
111 Huntington Avenue
Boston, MA 02199

With a copy to:

Proskauer Rose LLP
One International Place
Boston, MA 02110
Attn: Stephen A. Boyko, Esq.
Tel: (617) 526-9770
Fax: (617) 526-9899

SANKATY CREDIT OPPORTUNITIES III, L.P.

By:	/s/ Michael Ewald
Name: Michael Ewald
Title: Authorized Signatory

c/o Sankaty Advisors, LLC
Attn: Carolyn Clark
111 Huntington Avenue
Boston, MA 02199

With a copy to:

Proskauer Rose LLP
One International Place
Boston, MA 02110
Attn: Stephen A. Boyko, Esq.
Tel: (617) 526-9770
Fax: (617) 526-9899

SANKATY CREDIT OPPORTUNITIES II, L.P.

By:	/s/ Michael Ewald
Name: Michael Ewald
Title: Authorized Signatory

c/o Sankaty Advisors, LLC
Attn: Carolyn Clark
111 Huntington Avenue
Boston, MA 02199

With a copy to:

Proskauer Rose LLP
One International Place
Boston, MA 02110
Attn: Stephen A. Boyko, Esq.
Tel: (617) 526-9770
Fax: (617) 526-9899

SANKATY CREDIT OPPORTUNITIES (OFFSHORE MASTER) IV, L.P.

By:	/s/ Michael Ewald
Name: Michael Ewald
Title: Authorized Signatory

c/o Sankaty Advisors, LLC
Attn: Carolyn Clark
111 Huntington Avenue
Boston, MA 02199

With a copy to:

Proskauer Rose LLP
One International Place
Boston, MA 02110
Attn: Stephen A. Boyko, Esq.
Tel: (617) 526-9770
Fax: (617) 526-9899

[SIGNATURE PAGE TO AMENDED AND RESTATED SENIOR SUBORDINATION AGREEMENT]

FALCON STRATEGIC PARTNERS III, LP
By: Falcon Strategic Investments III, LP, its general partner
By: Falcon Strategic Investments GP III, LLC, its general partner

By:	/s/ John Schnabel
Name: John Schnabel
Title: Director

Falcon Strategic Partners III, LP
450 Park Avenue, 10th Floor
New York, New York 10022
Attn: John Schnabel

With a copy to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attn: Srinivas Kaushik, Esq.
Tel: (212) 446-4818
Fax: (212) 446-4900

FALCON MEZZANINE PARTNERS II, LP
By: Falcon Mezzanine Investments II, LLC, its general partner

By:	/s/ John Schnabel
Name: John Schnabel
Title: Director / Vice President

Falcon Mezzanine Partners II, LP
450 Park Avenue, 10th Floor
New York, New York 10022
Attn: John Schnabel

With a copy to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attn: Srinivas Kaushik, Esq.
Tel: (212) 446-4818
Fax: (212) 446-4900

[SIGNATURE PAGE TO AMENDED AND RESTATED SENIOR SUBORDINATION AGREEMENT]

FMP II CO-INVESTMENT, LLC

By:	/s/ John Schnabel
Name: John Schnabel
Title: Vice President

FMP II Co-Investments, LLC
450 Park Avenue, 10th Floor
New York, New York 10022
Attn: John Schnabel (Falcon Investments)

With a copy to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attn: Srinivas Kaushik, Esq.
Tel: (212) 446-4818
Fax: (212) 446-4900

[SIGNATURE PAGE TO AMENDED AND RESTATED SENIOR SUBORDINATION AGREEMENT]

SENIOR AGENT:

GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Administrative Agent

By:	/s/ Thomas Costello
Its:	Duly Authorized Signatory

OBLIGORS:

THE PRINCETON REVIEW, INC., a Delaware corporation

By:	/s/ Christian Kasper

Name:	Christian Kasper
Title:	Chief Financial Officer

PRINCETON REVIEW OPERATIONS, L.L.C., a Delaware limited liability company

By:	/s/ Christian Kasper
Name:	Christian Kasper
Title:	Vice President & Treasurer

TEST SERVICES, INC., a Colorado corporation

By:	/s/ Christian Kasper
Name:	Christian Kasper
Title:	Vice President & Treasurer

THE PRINCETON REVIEW OF ORANGE COUNTY, LLC, a Delaware limited liability company

By:	/s/ Christian Kasper
Name:	Christian Kasper
Title:	Vice President & Treasurer

[SIGNATURE PAGE TO AMENDED AND RESTATED SENIOR SUBORDINATION AGREEMENT]

PENN FOSTER, INC., a Pennsylvania corporation

By:	/s/ Christian Kasper
Name:	Christian Kasper
Title:	Vice President & Treasurer

PENN FOSTER EDUCATION GROUP, INC., a Delaware corporation

By:	/s/ Christian Kasper
Name:	Christian Kasper
Title:	Vice President & Treasurer

[SIGNATURE PAGE TO AMENDED AND RESTATED SENIOR SUBORDINATION AGREEMENT]